Exhibit 3.11

CERTIFICATE OF FORMATION

OF

DELAWARE PIPELINE COMPANY LLC

This Certificate of Formation of Delaware Pipeline Company LLC (the “Company”), dated March 24, 2010, has been duly executed, and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the Company is Delaware Pipeline Company LLC.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Adorys Velázquez
	Name:	Adorys Velázquez
	Title:	Authorized Person